UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 9, 2011
FIRST MERCURY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33077 (Commission File Number)	38-3164336 (IRS Employer Identification No.)

26600 Telegraph Road, Southfield, Michigan (Address of principal executive offices)	48033 (Zip Code)
Registrant’s telephone number, including area code (800) 762-6837
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 9, 2011, First Mercury Financial Corporation, a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Fairfax Investments III USA Corp. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Fairfax Financial Holdings Limited, a Canadian corporation (“Fairfax”), pursuant to the Agreement and Plan of Merger, dated as of October 28, 2010, among Fairfax, Merger Sub and the Company, as amended on December 30, 2010 (the “Merger Agreement”). In the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (other than shares held by Fairfax, shares held by the Company in treasury, or any of their respective subsidiaries, shares with respect to which appraisal rights were properly exercised under Delaware law and shares of the Company’s restricted stock), was cancelled and automatically converted into the right to receive $16.50 per share in cash, without interest. As a result of the Merger, Merger Sub merged with and into the Company and, as a result, the Company is now an indirect wholly-owned subsidiary of Fairfax.
The aggregate purchase price paid for all equity securities of the Company (other than shares held by Fairfax, shares held by the Company in treasury, or any of their respective subsidiaries, shares with respect to which appraisal rights were properly exercised under Delaware law and shares of the Company’s restricted stock) was approximately $294 million. The purchase price was funded by Fairfax with available cash.
Copies of the Merger Agreement and the amendment to the Merger Agreement dated December 30, 2010 are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.
A copy of the press release issued by Fairfax on February 9, 2011 announcing the consummation of the Merger is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on February 9, 2011 that each share of Common Stock (other than shares held by Fairfax, shares held by the Company in treasury, or any of their respective subsidiaries, shares with respect to which appraisal rights were properly exercised under Delaware law and shares of the Company’s restricted stock), was cancelled and automatically converted into the right to receive $16.50 per share in cash, without interest. In connection therewith, the NYSE filed with the Securities and Exchange Commission an application on Form 25 to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Common Stock will be delisted from the NYSE, and trading of the Common Stock on the NYSE has been suspended as of the close of trading on February 9, 2011.
Item 3.03 Material Modification to Rights of Security Holders.
Effective as of the closing of the Merger, each share of Common Stock (other than shares held by Fairfax, shares held by the Company in treasury, or any of their respective subsidiaries, shares with respect to which appraisal rights were properly exercised under Delaware law and shares of the Company’s restricted stock) was cancelled and automatically converted into the right to receive $16.50 in cash, without interest.
Item 5.01 Changes in Control of Registrant.
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the effective time of the Merger on February 9, 2011, the certificate of incorporation of the Company was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Merger (except that the name of the Company after the Merger remained “First Mercury Financial Corporation”) and the Company amended its by-laws to be in the form of the by-laws of Merger Sub immediately prior to the Merger, each in accordance with the terms of the Merger Agreement.

Copies of the current amended and restated certificate of incorporation and amended and restated by-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 28, 2010, among Fairfax Financial Holdings Limited, Fairfax Investments III USA Corp. and First Mercury Financial Corporation (incorporated by reference to the Company’s Proxy Statement on Schedule 14A, filed with the SEC on December 14, 2010)

2.2	Amendment to the Agreement and Plan of Merger, dated as of December 30, 2010, among Fairfax Financial Holdings Limited, Fairfax Investments III USA Corp. and First Mercury Financial Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on December 30, 2010)

3.1	Amended and Restated Certificate of Incorporation of First Mercury Financial Corporation

3.2	Amended and Restated By-laws of First Mercury Financial Corporation

99.1	Press Release issued by Fairfax Financial Holdings Limited on February 9, 2011 announcing the consummation of the Merger

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION (Registrant)
February 9, 2011	/s/ Richard H. Smith
	Name:	Richard H. Smith
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 28, 2010, among Fairfax Financial Holdings Limited, Fairfax Investments III USA Corp. and First Mercury Financial Corporation (incorporated by reference to the Company’s Proxy Statement on Schedule 14A, filed with the SEC on December 14, 2010)

2.2	Amendment to the Agreement and Plan of Merger, dated as of December 30, 2010, among Fairfax Financial Holdings Limited, Fairfax Investments III USA Corp. and First Mercury Financial Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on December 30, 2010)

3.1	Amended and Restated Certificate of Incorporation of First Mercury Financial Corporation

3.2	Amended and Restated By-laws of First Mercury Financial Corporation

99.1	Press Release issued by Fairfax Financial Holdings Limited on February 9, 2011 announcing the consummation of the Merger

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